UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): September 29, 2017

              FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 29, 2017, FuelCell Energy, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted on the following two proposals:

(1)	To ratify the filing and effectiveness of the certificate of amendment to the Company’s certificate of incorporation, as amended and/or restated, filed with the Secretary of State of the State of Delaware on December 3, 2015 and the 1-for-12 reverse stock split of the Company’s common stock that was effected thereby and became effective on December 3, 2015 (the “Amendment Ratification”).

The results of the voting were as follows:

VOTES FOR: 36,012,130
VOTES AGAINST: 4,923,113
ABSTENTIONS: 580,193
BROKER NON-VOTES: 0

Accordingly, the Amendment Ratification proposal was approved. The Company has filed a certificate of validation in respect of the Amendment Ratification with the Secretary of State of the State of Delaware.

(2)	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the Amendment Ratification (the “Adjournment Proposal”).

The results of the voting were as follows:

VOTES FOR: 36,573,074
VOTES AGAINST: 4,187,496
ABSTENTIONS: 754,866
BROKER NON-VOTES: 0

Accordingly, the Adjournment Proposal was approved. However, because the Amendment Ratification proposal was approved, adjournment of the Special Meeting to solicit additional proxies was not necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: September 29, 2017	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer

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